UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KINGSTONE COMPANIES, INC.
1154 Broadway
Hewlett, New York 11557

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 9, 2012

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company”), will be held on August 9, 2012 at 15 Joys Lane, Kingston, New York 12401, at 9:00 a.m., for the following purposes:

1.	To elect five directors for the coming year.

2.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 14, 2012 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 are available electronically to the Company’s stockholders of record as of the close of business on June 14, 2012 at www.proxyvote.com.

Victor Brodsky
Secretary

Hewlett, New York
June 25, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
1154 Broadway
Hewlett, New York 11557
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on June 14, 2012, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on August 9, 2012 at 9:00 a.m., local time, or any adjournment thereof.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on June 27, 2012.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The election of directors is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you.  Please instruct your bank or broker so your vote can be counted.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of common shares outstanding and entitled to vote as of the close of business on June 14, 2012 was 3,811,155.  The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  A majority of the common shares outstanding and entitled to vote as of the close of business on June 14, 2012, or 1,905,578 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.  Only stockholders of record as of the close of business on June 14, 2012 will be entitled to vote.  With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being five nominees, each person who receives one or more votes will be elected as a director.  Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 1154 Broadway, Hewlett, New York 11557, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 1154 Broadway, Hewlett, New York 11557, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (516) 374-7600.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2011 and 2010 for certain executive officers, including our Chief Executive Officer:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation	Total
Barry B. Goldstein Chief Executive	2011	$375,000	-	-	-	$216,327	(2)	$29,832	$621,159
Officer	2010	$375,000	-	$93,325	$384,340	$163,203	(3)	$25,415	$1,041,283

Victor J. Brodsky Chief Financial	2011	$220,000	$10,000	-	-	$26,893	(4)	$9,800	$266,693
Officer	2010	$205,615	-	-	-	$4,670	(5)	$5,738	$216,023

John D. Reiersen President, Kingstone	2011	$339,524	-	-	-	$76,091	(4)	$14,949	$430,564
Insurance Company	2010	$294,664	-	-	-	$38,723	(5)	$11,800	$345,187
__________

(1)
The amount reported in this column represent the grant date fair value of the option award granted during the year ended December 31, 2010, calculated in accordance with FASB ASC Topic 718. For a more detailed discussion of the assumptions used in estimating fair value, see Note 14 (Stockholders’ Equity) of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 that accompanies this proxy statement.

(2)
Represents bonus compensation of $167,358 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2012, and $48,968 accrued pursuant to the Kingstone Insurance Company (“KICO”) employee profit sharing plan and paid in 2012.

(3)
Represents bonus compensation of $142,000 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2011, and $21,203 accrued pursuant to the KICO employee profit sharing plan and paid in 2011.

(4)	Represents amounts accrued pursuant to the KICO employee profit sharing plan and paid in 2012.

(5)	Represents amounts accrued pursuant to the KICO employee profit sharing plan and paid in 2011.

Employment Contracts

Mr. Goldstein is employed as our President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement, dated October 16, 2007, as amended (the “Goldstein Employment Agreement”), that expires on December 31, 2014. Pursuant to the Goldstein Employment Agreement, effective January 1, 2012, Mr. Goldstein is entitled to receive an annual base salary of $450,000 (“Base Salary”).  Mr. Goldstein’s annual base salary had been $350,000 from January 1, 2004 through December 31, 2009 and $375,000 from January 1, 2010 through December 31, 2011.  Mr. Goldstein is also entitled to receive annual bonuses based on our net income (which bonus may not be less than $10,000 per annum).  Pursuant to an amendment entered into with Mr. Goldstein as of March 24, 2010 (the “2010 Amendment”), in addition to the increase in his Base Salary to $375,000 and minimum $10,000 annual bonus, as noted above, the expiration date of the agreement was extended from June 30, 2010 to December 31, 2014, we issued to Mr. Goldstein 50,000 shares of common stock and we granted to him a five year option for the purchase of 188,865 shares of common stock at an exercise price of $2.50 per share, exercisable to the extent of 25% on the date of grant and each of the initial three anniversary dates of the grant.  In connection with the stock option grant, we increased the number of shares authorized to be issued pursuant to our 2005 Equity Participation Plan from 300,000 to 550,000, subject to stockholder approval, which was obtained in June 2010.  Pursuant to the 2010 Amendment, we also agreed that, under certain circumstances following a change of control of Kingstone Companies, Inc. and the termination of his employment, all of Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  A portion of the Base Salary amount payable to Mr. Goldstein is contractually shared with KICO.  Since August 2008, Mr. Goldstein has served as Chief Investment Officer of KICO.  Since January 2012, he has also served as President and Chief Executive Officer of KICO.

Mr. Reiersen is employed as Executive Vice President of KICO pursuant to an employment agreement, dated September 13, 2006, as amended (the “Reiersen Employment Agreement”).  Pursuant to the Reiersen Employment Agreement, during 2011, Mr. Reiersen was entitled to receive an annual base salary of approximately $269,000 in his then capacity as President and Chief Executive Officer of KICO.  Effective February 28, 2011, pursuant to an amendment to the Reiersen Employment Agreement, the term was extended from December 31, 2011 to December 31, 2014 and, effective January 1, 2012, Mr. Reiersen is serving as Executive Vice President of KICO.  Pursuant to the amendment, in the capacity of Executive Vice President, Mr. Reiersen reports to the President and Chief Executive Officer of KICO and provides advice and assistance to the President and Chief Executive Officer of KICO, as well as other officers and management personnel of KICO, with regard to the management and operation of KICO.  Pursuant to the amendment, effective January 1, 2012, it is anticipated that Mr. Reiersen will provide approximately 500 hours of services per year on behalf of KICO and his minimum annual salary will be $100,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

           The following table sets forth certain information concerning unexercised options held by the above named executive offices as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable

Barry B. Goldstein	130,000	-		$2.06	10/16/12
	94,432	94,433	(1)	$2.50	03/24/15
Victor J. Brodsky	15,000	5,000	(2)	$2.35	07/30/14
John D. Reiersen	10,000	10,000	(3)	$2.35	07/30/14
____________________

(1)	Such options are exercisable to the extent of 47,216 shares effective as of March 24, 2012 and 47,217 shares effective as of March 24, 2013.

(2)           Such options are exercisable on July 30, 2012.

(3)	Such options are exercisable to the extent of 5,000 shares effective as of each of July 30, 2012 and July 30, 2013.

Termination of Employment and Change-in-Control Arrangements

Pursuant to the Goldstein Employment Agreement and as provided for in his prior employment agreement which expired on April 1, 2007, Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary in the event of the termination of his employment following a change of control of Kingstone Companies, Inc.  Under such circumstances, Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment is terminated by Kingstone Companies, Inc. without cause or he resigns with good reason (each as defined in the Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary and bonuses from Kingstone Companies, Inc. for the remainder of the term, and his outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment with KICO is terminated by KICO with or without cause, he would be entitled to receive a lump sum payment from KICO equal to six months base salary.

Pursuant to the Reiersen Employment Agreement, in the event of the termination of Mr. Reiersen’s employment with KICO, he would be entitled to severance in an amount equal to the lesser of $50,000 or the remaining salary payable to him through the term of his agreement.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2011:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total

Michael R. Feinsod	$26,800	-	-	$26,800

Jay M. Haft	$26,550	-	-	$26,550

David A. Lyons	$27,100	-	-	$27,100

Jack D. Seibald	$27,100	-	-	$27,100

Our non-employee directors are entitled to receive compensation for their services as directors as follows:

•	$25,000 per annum (including $5,000 per annum for service as a director of KICO)
•	up to an additional $5,000 per annum for committee chair (and $1,500 per annum for KICO committee chair)
•	$500 per Board meeting attended ($250 if telephonic)
•	$350 per committee meeting attended ($175 if telephonic)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of June 14, 2012 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all of our present executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 1154 Broadway Hewlett, New York	1,015,750 (1)(2)	25.3%

Michael R. Feinsod c/o Infinity Capital 50 Jericho Quadrangle Jericho, New York	504,490 (1)(3)	13.3%

Jack D. Seibald 1336 Boxwood Drive West Hewlett Harbor, New York	311,147 (1)(4)	8.2%

Jay M. Haft 69 Beaver Dam Road Salisbury, Connecticut	170,275 (1)(5)	4.5%

David A. Lyons 252 Brookdale Road Stamford, Connecticut	16,660 (1)	*

John D. Reiersen 15 Joys Lane Kingston, New York	19,600 (1)(6)	*

Victor J. Brodsky 1154 Broadway Hewlett, New York	13,285 (1)(7)	*

All executive officers and directors as a group (7 persons)	2,051,207 (1)(2)(3)(4)(5)(6)(7)	50.9%
__________
*         Less than 1%.

(1)	Based upon Schedule 13D filed under the Securities Exchange Act of 1934, as amended, and other information that is publicly available.

(2)
Includes (i) 26,900 shares held in retirement trusts for the benefit of Mr. Goldstein and (ii) 201,648 shares issuable upon the exercise of options that are exercisable currently or within 60 days. Excludes shares owned by members of Mr. Goldstein’s family. Mr. Goldstein disclaims beneficial ownership of the shares owned by such family members.

(3)
Includes 487,495 shares owned by Infinity Capital Partners, L.P. (“Partners”). Each of (i) Infinity Capital, LLC (“Capital”), as the general partner of Partners, (ii) Infinity Management, LLC (“Management”), as the Investment Manager of Partners, and (iii) Michael Feinsod, as the Managing Member of Capital and Management, the General Partner and Investment Manager, respectively, of Partners, may be deemed to be the beneficial owners of the shares held by Partners. Pursuant to the Schedule 13D filed under the Securities Exchange Act of 1934, as amended, by Partners, Capital, Management and Mr. Feinsod, each has sole voting and dispositive power over the shares. Also includes 10,000 shares held in a retirement trust for the benefit of Mr. Feinsod.

(4)
Includes (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald, (ii) 3,000 shares owned by Boxwood FLTD Partners, a limited partnership (“Boxwood”) and (iii) 174,824 shares held in a retirement trust for the benefit of Mr. Seibald. Mr. Seibald has voting and dispositive power over the shares owned by Boxwood.

(5)	Includes 576 shares held in a retirement trust for the benefit of Mr. Haft.

(6)	Includes 15,000 shares issuable upon the exercise of options that are exercisable currently or within 60 days.

(7)	Includes 5,000 shares issuable upon the exercise of exercisable options that are exercisable currently or within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Exchange of Preferred Stock

Effective June 30, 2010, three holders of our Series E preferred stock exchanged such shares for our common stock.  The effective price for the exchange was $1.65 per share.  Pursuant to the exchange, a retirement trust established for the benefit of Jack D. Seibald, one of our principal stockholders and directors, received 174,824 shares of common stock.  In addition, pursuant to an exchange made by Kidstone LLC (“Kidstone”), a limited liability company whose members are Barry Goldstein, our President, Chairman of the Board and Chief Executive Officer and one of our principal stockholders, Steven Shapiro, a director of KICO, and a family member of Sam Yedid, a director of KICO, Messrs. Goldstein and Shapiro and the family member of Mr. Yedid received 23,309, 23,310 and 23,310 shares of common stock, respectively.

In addition, effective June 30, 2010, AIA Partners, LLC (“AIA Partners”) exchanged its Series E preferred stock for an aggregate of 472,727 shares of our common stock at a price of $1.65 per share. Such common stock was distributed to its members, including 176,139 shares to members of Mr. Goldstein’s family, 55,593 shares to Mr. Shapiro and 47,099 shares to members of the family of Mr. Yedid.

2009/2010 Debt Financing

Between June 2009 and March 2010, we borrowed an aggregate $1,450,000 and issued promissory notes in such aggregate principal amount (the “2009/2010 Notes”).  The 2009/2010 Notes provided for interest at the rate of 12.625% per annum and were payable on July 10, 2011.  The 2009/2010 Notes were prepayable by us without premium or penalty; provided, however, that, under any circumstances, the holders of the 2009/2010 Notes were entitled to receive an aggregate of six months interest from the issue date of the 2009/2010 Notes with respect to the amount prepaid.

Kidstone purchased a 2009/2010 Note in the principal amount of $120,000. Jay M. Haft, one of our principal stockholders and directors, purchased a 2009/2010 Note in the principal amount of $50,000.  A member of the family of Michael Feinsod, one of our principal stockholders and directors, purchased a 2009/2010 Note in the principal amount of $100,000. Mr. Yedid and members of his family purchased 2009/2010 Notes in the aggregate principal amount of $295,000.  A member of the family of Floyd Tupper, a director of KICO, purchased a 2009/2010 Note in the principal amount of $70,000.  Mr. Goldstein’s retirement account purchased a 2009/2010 Note in the principal amount of $150,000.

In June 2011, we repaid $703,000 of the principal amount borrowed pursuant to the above 2009 and 2010 debt financing, including $120,000 to Kidstone, $20,000 to Mr. Haft, $40,000 to the Feinsod family member, $139,000 to the Yedid family members, $28,000 to the Tupper family member and $60,000 to Mr. Goldstein’s retirement account.  With regard to the remaining $747,000 principal amount borrowed, we agreed with the lenders, including Mr. Haft, the Feinsod family member, the Yedid family members, the Tupper family member and Mr. Goldstein’s retirement account, that the maturity date for the debt will be extended to July 10, 2014 and that interest at the rate of 9.5% per annum will be payable.

Relationship

Certilman Balin Adler & Hyman, LLP, a law firm with which Morton L. Certilman is affiliated, serves as our counsel.  Until June 30, 2010, Mr. Certilman was one of our principal stockholders.  It is presently anticipated that such firm will continue to represent us and will receive fees for its services at rates and in amounts not greater than would be paid to unrelated law firms performing similar services.

PROPOSAL 1:  ELECTION OF DIRECTORS

Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All five of the nominees are currently members of our Board.  The following table sets forth each nominee’s age as of June 14, 2012, the positions and offices presently held by him with us, and the year in which he became a director.  The Board recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	59	President, Chairman of the Board, Chief Executive Officer, Treasurer and Director	2001
Michael R. Feinsod	41	Director	2008
Jay M. Haft	76	Director	1989
David A. Lyons	62	Director	2005
Jack D. Seibald	51	Director	2004

Barry B. Goldstein

Mr. Goldstein was elected our President, Chief Executive Officer, Chairman of the Board, and a director in March 2001 and our Treasurer in May 2001. He served as our Chief Financial Officer from March 2001 to November 2007.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of Kingstone Insurance Company (“KICO”) (formerly known as Commercial Mutual Insurance Company), a New York property and casualty insurer, as well as Chairman of its Executive Committee. Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008 and as its President and Chief Executive Officer since January 2012.  He was Treasurer of KICO from March 2010 through September 2010.  Effective July 1, 2009, we acquired a 100% equity interest in KICO.  From April 1997 to December 2004, Mr. Goldstein served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in May 2003. Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo.  We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his service as Chairman of the Board of KICO since 2006 and as its Chief Investment Officer since 2008, give him the qualifications and skills to serve as one of our directors.

Michael R. Feinsod

Mr. Feinsod is the Chairman, Chief Executive Officer and President of Ameritrans Capital Corporation, a business development company.  Mr. Feinsod has been an officer of Ameritrans Capital since 2006. He serves as Chairman, Chief Executive Officer and President of Elk Associates Funding Corporation, a Small Business Investment Company and a subsidiary of Ameritrans Capital, and has served as a director of Ameritrans Capital and Elk Associates Funding Corporation since December 2005.  Since January 1999, Mr. Feinsod has been Managing Member of Infinity Capital, LLC, an investment management company.  He served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer.  He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP. Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University.  He has served as one of our directors since October 2008.  We believe that Mr. Feinsod’s corporate finance, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jay M. Haft

Mr. Haft is currently a personal advisor to Victor Vekselberg, a Russian entrepreneur with considerable interests in oil, aluminum, utilities and other industries.  Mr. Haft is also a partner at Columbus Nova, the U.S.-based investment and operating arm of Mr. Vekselberg’s Renova Group of companies.  Mr. Haft is also a strategic and financial consultant for growth stage companies. He is active in international corporate finance and mergers and acquisitions as well as in the representation of emerging growth companies.  Mr. Haft has extensive experience in the Russian market, where he has worked on growth strategies for companies looking to internationalize their business assets and enter international capital markets.  He has been a founder, consultant and/or director of numerous public and private corporations, and currently serves as Chairman of the Board of Dusa Pharmaceuticals, Inc., whose securities are traded on Nasdaq.  Mr. Haft also serves on the Board of Ballantyne Cashmere, SpA, the United States-Russian Business Counsel and The Link of Times Foundation and is an advisor to Montezemolo & Partners.  He has been instrumental in strategic planning and fundraising for a variety of Internet and high-tech, leading edge medical technology and marketing companies over the years.  Mr. Haft is counsel to Reed Smith, an international law firm, as well as several other law and accounting firms.  Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, a past national trustee and Treasurer of the Miami City Ballet, and a past Board member of the Concert Association of Florida. He is also a past trustee of Florida International University Foundation and previously served on the advisory board of the Wolfsonian Museum and Florida International University Law School. Mr. Haft served as our Vice Chairman of the Board from February 1999 until March 2001.  From October 1989 to February 1999, he served as our Chairman of the Board and he has served as one of our directors since 1989.  Mr. Haft received B.A. and LL.B. degrees from Yale University.  We believe that Mr. Haft’s corporate finance, business consultation, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

David A. Lyons

Mr. Lyons is currently CEO of NextStep Technology Solutions, LLC, a telecommunications marketing company that is the exclusive master distributor for Samsung Telecommunications America, LLC in the sale of its VoIP product portfolio into the telecommunications network carrier market.  He has served since 2004 as a principal of Den Ventures, LLC, a consulting firm focused on business, financing, and merger and acquisition strategies for public and private companies. From 2002 until 2004, Mr. Lyons served as a managing partner of the Nacio Investment Group, and President of Nacio Systems, Inc., a managed hosting company that provides outsourced infrastructure and communication services for mid-size businesses. Prior to forming the Nacio Investment Group, Mr. Lyons served as Vice President of Acquisitions for Expanets, Inc., a national provider of converged communications solutions. Previously, he was Chief Executive Officer of Amnex, Inc. and held various executive management positions at Walker Telephone Systems, Inc. and Inter-tel, Inc.  Mr. Lyons has served as one of our directors since July 2005.  We believe that Mr. Lyons’ executive-level experience, as well as his experience in the areas of business consultation, corporate finance and mergers and acquisitions, and his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jack D. Seibald

Mr. Seibald is a Senior Managing Director of Concept Capital Markets, LLC (“Concept Capital”) and serves Concept Capital in a variety of areas, including business and client development and legal and compliance matters. Mr. Seibald also serves as a member of the Board of Managers of Concept Capital Holdings, LLC, the parent of Concept Capital, of Concept Capital Administration, LLC, which provides administrative services to Concept Capital and its affiliates, and of ConceptONE, LLC, which provides fund administration and risk management services to investment managers. Mr. Seibald has been affiliated with Concept Capital and its predecessors since 1995 and has extensive experience in equity research, investment management, and prime brokerage services dating back to 1983. From 1997 to 2005, Mr. Seibald was also a Managing Member of Whiteford Advisors, LLC, an investment management firm, where as co-founder he co-managed several pools of funds. He began his career at Oppenheimer & Co. as an equity analyst covering the retailing industry and has also been affiliated with Salomon Brothers and Morgan Stanley & Co in similar positions. Mr. Seibald also operated The Seibald Report, Inc., an independent research firm specializing in the retailing sector. He holds an M.B.A. from Hofstra University and a B.A. from George Washington University.  Mr. Seibald has served as one of our directors since 2004.  In January 2008, the Financial Industry Regulatory Authority (“FINRA”) imposed a $100,000 fine and 20-day suspension on Mr. Seibald in connection with the settlement of a FINRA action against Sanders Morris Harris Inc. and Mr. Seibald, among others.  FINRA had found that Mr. Seibald had improperly received compensation from a profit pool derived, in part, from commissions on trading by a hedge fund for which he served as a manager.  We believe that Mr. Seibald’s corporate finance and executive-level experience, as well as his service on the Board of KICO since 2006 (including his service as Chairman of its Investments Committee), give him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and our internal financial and accounting controls,

•	oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate

•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and

•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Lyons, Feinsod, Haft and Seibald.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and select director nominees to be presented for Board and/or stockholder approval.  The members of the Nominating Committee currently are Messrs. Feinsod, Haft, Lyons and Seibald.  Our Board has adopted a written charter for the Nominating Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.  While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members.   The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees, including the determination of the compensation for our Chief Executive Officer and our other executive officers, the approval of one or more stock option plans and other compensation plans covering our employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Messrs. Seibald, Feinsod, Haft and Lyons.  The Compensation Committee does not currently have a charter.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers.  The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since 2001, Barry B. Goldstein has served as our Chief Executive Officer and Chairman of the Board.  We do not currently have a lead independent director.  At this time, our Board believes that Mr. Goldstein’s combined role as Chief Executive Officer and Chairman of our Board enables us to benefit from Mr. Goldstein’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost.   Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of Kingstone Companies, Inc. (the “Company”) as of December 31, 2011 and for the years ended December 31, 2011 and 2010, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management.  The Committee also discussed with EisnerAmper LLP, the Company’s outside auditors (“Eisner”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from Eisner required by applicable requirements of the Public Company Accounting Oversight Board regarding Eisner’s communications with the Committee concerning independence and the Committee discussed Eisner’s independence with Eisner.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David A. Lyons
Jay M. Haft
Jack D. Seibald

Meetings

Our Board of Directors held four meetings during the fiscal year ended December 31, 2011.

The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2011.

The Nominating Committee of the Board of Directors did not meet during the fiscal year ended December 31, 2011.

The Compensation Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2011.

During 2011, all of our directors attended at least 75% of the meetings of the Board and of the committees on which they served.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend.  Each of our directors was in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 1154 Broadway, Hewlett, New York 11557, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Lyons is an “audit committee financial expert,” as that is defined in Item 407(d)(5) of Regulation S-K.  Mr. Lyons is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees.  We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2011.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2011, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Goldstein filed two Forms 4 late (one reporting one transaction by his retirement trust for the purchase of 500 shares and one reporting two transactions by his retirement trust for the purchase of an aggregate of 2,800 shares).

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Michael R. Feinsod, Jay M. Haft, David A. Lyons and Jack D. Seibald.  Each of Messrs. Feinsod, Haft, Lyons and Seibald is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Lyons, Feinsod, Haft and Seibald, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Feinsod, Haft, Lyons and Seibald, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Seibald, Feinsod, Haft and Lyons, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

INDEPENDENT PUBLIC ACCOUNTANTS

EisnerAmper LLP has served as our independent registered public accountants with respect to the fiscal years ended December 31, 2011 and 2010.

In connection with our acquisition, effective July 1, 2009, of all of the outstanding stock of Commercial Mutual Insurance Company (now known as Kingstone Insurance Company) (“KICO”), Amper Politziner & Mattia, LLP (“Amper”) audited the financial statements of KICO as of December 31, 2007 and 2008 and for the years then ended.  Effective July 1, 2009, substantially all of our continuing operations related to KICO.

On August 16, 2010, Amper combined its practice with Eisner LLP and the combined practice operates under the name of EisnerAmper LLP. The Audit Committee approved the engagement of EisnerAmper LLP to serve as our independent registered public accounting firm.

During the period from January 1, 2010 to August 16, 2010, (a) there were no disagreements with Amper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for such year and (b) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Audit Committee has not yet selected independent registered public accountants to audit our consolidated financial statements as of December 31, 2012 and for the year then ended.

It is not expected that a representative of EisnerAmper LLP will attend the meeting.

The following is a summary of the fees billed to us by EisnerAmper LLP, our independent auditors, for professional services rendered for the fiscal year ended December 31, 2011 and 2010 and by our former independent auditors, Amper Politziner & Mattia, LLP, for professional services rendered for the fiscal year ended December 31, 2010.

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees(1)	$177,549	$185,875
Audit-Related Fees(2)	4,500	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
	$182,048	$185,875
__________

(1)
Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed by our independent auditors for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

(4)	All Other Fees consist of aggregate fees billed for products and services provided by our independent auditors, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  Substantially all of the fees shown above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at our offices in Hewlett, New York by February 25, 2013 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of stockholders.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year.  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

•	the name and address of the stockholder proposing such business;

•	the class and number of our shares which are beneficially owned by such stockholder; and

•	any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to stockholders, or

•	the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and

•	the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 1154 Broadway, Hewlett, New York 11557.  The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposal 1 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2011 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Barry B. Goldstein
Chief Executive Officer

Hewlett, New York
June 25, 2012

KINGSTONE COMPANIES, INC.
1154 BROADWAY
HEWLETT, NY 11557

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M48007-TBD — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

KINGSTONE COMPANIES, INC.

1. Election of Directors.

	For All	Withhold All	For All Except
Nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Barry B. Goldstein
02) Michael R. Feinsod
03) Jay M. Haft
04) David A. Lyons
05) Jack D. Seibald

The Board of Directors recommends a vote FOR all of the named nominees.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES (AND THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE VOTES AMONG NOMINEES). THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

To cumulate votes as to a particular nominee or nominees as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

KINGSTONE COMPANIES, INC.

August 9, 2012

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.

M48008-TBD

KINGSTONE COMPANIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Barry B. Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the common shares of Kingstone Companies, Inc. held of record by the undersigned at the close of business on June 14, 2012 at the Annual Meeting of Stockholders to be held on August 9, 2012 or any adjournment thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON AUGUST 8, 2012.

CUMULATIVE VOTING - If you exercise cumulative voting, please check the box on the reverse side.

NAME OF NOMINEE	# OF VOTES CAST

(Continued and to be signed on the reverse side)